UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 18, 2023

HARROW HEALTH, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35814	45-0567010
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

102 Woodmont Blvd., Suite 610
Nashville, Tennessee	37205
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (615) 733-4730

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name on exchange on which registered
Common Stock, $0.001 par value per share	HROW	The NASDAQ Stock Market LLC
8.625% Senior Notes due 2026	HROWL	The NASDAQ Stock Market LLC
11.875% Senior Notes due 2027	HROWM	The NASDAQ Stock Market LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Act of 1934: Emerging growth company ☐

If any emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On July 18, 2023, Harrow Health, Inc. (the “Company”) entered into the First Amendment to Credit Agreement and Guaranty and Consent (the “Oaktree Amendment”) to the Credit Agreement and Guaranty (the “Oaktree Loan”) originally entered into on March 27, 2023, with the lenders from time to time party thereto and Oaktree Fund Administration, LLC, as administrative agent for the lenders (together, “Oaktree”). Under the Oaktree Amendment, the overall credit facility size was increased from $100,000,000 to $112,500,000, and the Company made other changes related to the Santen Products Acquisition (described further below under Item 8.01). Upon satisfaction of certain conditions to funding, the Company will draw down a principal amount of $12,500,000 (the “Loan Increase”) to fund the initial one-time payment associated with the Santen Products Acquisition and for other working capital and general corporate purposes. No other material changes to the Oaktree Loan were provided in the Oaktree Amendment. Following entry into the Oaktree Amendment and the funding of the Loan Increase upon closing of the Santen Products Acquisition, the Company will have drawn down a total principal loan amount of $77,500,000 under the Oaktree Loan and an additional principal loan amount of up to $35,000,000 remains available to the Company upon the commercialization of TRIESENCE.

The foregoing description of the Oaktree Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Oaktree Amendment, which the Company expects to file as an exhibit to its Quarterly Report on Form 10-Q for the three months ended June 30, 2023.

Item 2.02 Results of Operations and Financial Condition.

Management expects the Company to record over $31,000,000 of total revenues and over $9,300,000 of Adjusted EBITDA (a non-GAAP measure) for the three-month period ended June 30, 2023.

Management utilizes Adjusted EBITDA, an unaudited financial measure that is not calculated in accordance with generally accepted accounting principles (“GAAP”), to evaluate the Company’s financial results and performance and to plan and forecast future periods. Investors are encouraged to review the Company’s complete results of operations and additional information provided in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022 and Quarterly Report on Form 10-Q for the quarter ended March 31, 2023. Management believes that Adjusted EBITDA reflects an additional way of viewing aspects of the Company’s operations that, when viewed in conjunction with GAAP results, provides a more complete understanding of the Company’s results of operations and the factors and trends affecting its business.

Although the Company is providing management guidance on anticipated Adjusted EBITDA, management is unable to determine with reasonable certainty the ultimate outcome of certain items necessary to calculate net income, the most directly comparable GAAP measure, without unreasonable effort. These items include, but are not limited to, final calculation of investment related gains/losses, inventory reserves, profit transfers, revenue discounts, returns, chargebacks and stock-based compensation. These items are uncertain, depend on various factors, and could have a material impact on the GAAP reported results for the period. All estimates presented are subject to completion of the applicable quarter-end closing procedures. The Company’s actual results for such period are not expected to be available until early August 2023 and may vary from these estimates. In addition, estimated financial information is necessarily speculative in nature, and it can be expected that some or all of the assumptions underlying the estimated financial information described above will not materialize or will vary significantly from actual results. Accordingly, undue reliance should not be placed on this estimate. The preliminary estimate is not necessarily indicative of any future period and should be read together with the sections titled “Risk Factors” and “Special Note Regarding Forward-Looking Statements,” and under similar headings in the documents filed by the Company with the Securities and Exchange Commission (“SEC”) as well as the financial statements, related notes and other financial information included in the Company’s filings with the SEC.

The foregoing guidance on anticipated results for the three months ended June 30, 2023 has not been reviewed by Company’s auditors, is based on preliminary information as of the date hereof and is subject to material changes following completion of the quarter-end review process and other adjustments that may be made before the Company’s financial results are finalized. In addition, these preliminary unaudited results are not comprehensive financial results for the quarter ended June 30, 2023, should not be viewed as a substitute for complete GAAP financial statements or more comprehensive financial information, and are not indicative of the results for any future period.

A copy of the press release announcing the second quarter 2023 management guidance is being furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 7.01 Regulation FD Disclosure.

On July 18, 2023, the Company issued a press release announcing an offering of shares of the Company’s common stock, par value $0.001 (the “Common Stock”) (the “Offering”).

A copy of the press release for the Offering is being furnished as Exhibit 99.2 to this Current Report on Form 8-K.

In connection with the Offering, the Company will be making road show presentations to certain existing and potential securityholders of the Company. The road show materials are being furnished as Exhibit 99.3 to this Current Report on Form 8-K.

The information furnished under Items 2.02 and 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, Exhibit 99.2, and Exhibit 99.3 shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section. The information in Items 2.02 and 7.01, including Exhibit 99.1, Exhibit 99.2, and Exhibit 99.3 shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent it is specifically incorporated by reference but regardless of any general incorporation language in such filing.

Item 8.01 Other Items.

Acquisition of VEVYETM U.S. and Canadian Commercial Rights

On July 18, 2023, the Company announced that it had acquired commercial rights of VEVYE (cyclosporine ophthalmic solution) 0.1%, an ophthalmic drug product, for the U.S. and Canadian markets (the “VEVYE Acquisition”). VEVYE, which is dispensed topically in a unique ten microliter per one drop and is labeled for twice-daily (BID) dosing, is the first and only cyclosporine-based product indicated for the treatment of both signs and symptoms of dry eye disease (DED). VEVYE was approved on May 30, 2023 by the Food and Drug Administration. The Company acquired the commercial rights to VEVYE by entering into a license agreement with Novaliq GmbH (“Novaliq”). As consideration, the Company will make initial payments to Novaliq totaling $8,000,000 and will pay low double-digit royalties on net sales of VEVYE along with potential commercial milestone payments.

A copy of the press release announcing the VEVYE Acquisition is being filed as Exhibit 99.4 to this Current Report on Form 8-K.

Acquisition of Certain U.S. and Canadian Commercial Rights to Santen and Eyevance Products

On July 18, 2023, the Company entered into an Asset Purchase Agreement with Eyevance Pharmaceuticals, LLC and a License Agreement with Santen S.A.S. (collectively, the “Santen Agreements”), each a subsidiary of Santen Pharmaceuticals Co., Ltd. (collectively, “Santen”). Pursuant to the Santen Agreements, we will be acquiring the exclusive commercial rights to assets associated with certain ophthalmic products identified in the Santen Agreements and described in the press release issued on July 18, 2023 (collectively, the “Santen Products”):

The transactions pursuant to the Santen Agreements are referred to in this Current Report on Form 8-K as the “Santen Products Acquisition.”

Under the terms of the Santen Agreements, the Company is required to make an initial one-time payment of $8,000,000. In addition, the agreements provide for various one-time milestone payments associated with certain manufacturing-related events as well as low-double digit royalty payments on net sales of Verkazia and high-single digit royalty payments on net sales of Cationorm Plus. Under the Santen Agreements, the Company also assumed certain obligations associated with other third parties that require mid-single digit royalties on sales of Freshkote and Zerviate. Immediately following the closing and subject to certain conditions, for a period that the Company expects to last approximately four months, and prior to the transfer of the Santen Products NDAs and other marketing authorizations to the Company, Santen will continue to sell the Santen Products on the Company’s behalf and transfer the net profit from the sale of the Santen Products to the Company.

A copy of the press release announcing the Santen Products Acquisition is being filed as Exhibit 99.5 to this Current Report on Form 8-K.

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K (and the exhibits attached hereto) may contain “forward-looking” statements as defined by the Private Securities Litigation Reform Act of 1995 or by the SEC in its rules, regulations and releases. These statements include, but are not limited to, the Company’s plans, objectives, expectations and intentions regarding the performance of its business, statements regarding the Company’s anticipated results for the second quarter of 2023, the terms and conditions and timing of the Offering, the intended use of proceeds of the Offering and other non-historical statements. These statements can be identified by the use of words such as “believes,” “anticipates,” “expects,” “intends,” “plans,” “continues,” “estimates,” “predicts,” “projects,” “forecasts,” and similar expressions. All forward looking statements are based on management’s current expectations and beliefs only as of the date of this report and are subject to risks, uncertainties and assumptions that could cause actual results to differ materially from those discussed in, or implied by, the forward-looking statements, including the risks identified and discussed from time to time in the Company’s reports filed with the SEC, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2022 and Quarterly Report on Form 10-Q for the three months ended March 31, 2023. Readers are strongly encouraged to review carefully the full cautionary statements described in these reports. Except as required by law, the Company undertakes no obligation to revise or update publicly any forward-looking statements to reflect events or circumstances after the date of this report, or to reflect the occurrence of unanticipated events or circumstances.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

No.	Description

99.1	Second Quarter 2023 Guidance Press Release issued by Harrow Health, Inc. on July 18, 2023

99.2	Common Stock Offering Press Release issued by Harrow Health, Inc. on July 18, 2023

99.3	Harrow Health Corporate Presentation dated July 2023

99.4	VEVYE Acquisition Press Release issued by Harrow Health, Inc. on July 18, 2023

99.5	Santen Products Acquisition Press Release issued by Harrow Health, Inc. on July 18, 2023

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HARROW HEALTH, INC.

Dated: July 18, 2023	By:	/s/ Andrew R. Boll
Andrew R. Boll
Chief Financial Officer